SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

       Date of Report (Date of earliest event reported): December 3, 2004

                               Intelli-Check, Inc.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

              001-15465                              11-3234779
       (Commission File Number)           (IRS Employer Identification No.)


              246 Crossways Park West
                     Woodbury, NY                         11797
      (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: 516-992-1900
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Item 5.02 - Departure of Directors or Principal Officers; Election of Directors,
Appointment of Principal Officers.

      Effective December 3, 2004, Mr. Ashok Rao was appointed to serve as a director by the Company's Board of Directors. Mr. Rao has not been appointed to serve on any of the Board's committees. Mr. Rao currently is producing a major motion picture scheduled for worldwide release in April 2005. From 2000 to 2003, he was CEO of Prime Wave Communications, a broadband wireless access technology subsidiary of L3. From 1998 to 2000, he was founding chief executive officer of Trex Communications, a Thermo Electron satellite communications business. Mr. Rao holds a bachelor's degree in mechanical engineering from the Indian Institute of Technology, New Delhi, a master's degree in systems engineering from Marquette University, and a diploma in Financial Management from the London School of Economics.

      There were no arrangements or understandings between Mr. Rao and any other persons, pursuant to which Mr. Rao was selected as a director. There are no family relationships between or among Mr. Rao and any executive officers or directors of the Company. There have been no transactions to which the Company was or is to be a party, in which Mr. Rao had, or will have a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits

(c)      Exhibits

         20.1   Press Release dated December 9, 2004

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                INTELLI-CHECK, INC.

                                By: /s/ Frank Mandelbaum
                                    -------------------------------------------
                                    Name:  Frank Mandelbaum
                                    Title: Chairman and Chief Executive Officer


Dated: December 14, 2004